Exhibit 10(b)


                 AGREEMENT FOR CANCELLATION OF LEASE


          THIS AGREEMENT is made and entered into this ___ day of ________, 1995, by and between DADE INTERNATIONAL, INC., a Delaware corporation ("Dade") and CORDIS
   CORPORATION, a Florida corporation ("Cordis").

                        W I T N E S S E T H:

          WHEREAS, Baxter Diagnostics, Inc., a Delaware corporation ("Baxter Diagnostics") and Cordis entered into that certain lease agreement (the "Lease") dated August 23, 1991, a copy of which is attached as Exhibit A, pursuant to which Cordis leased certain property located at 10555 West Flagler Street, Miami, Florida, including a building consisting of approximately 220,000 square feet of net rentable area and other related improvements (collectively the "Leased Premises") to Baxter Diagnostics.

          WHEREAS, the Leased Premises are owned of record by American Real Estate Holdings Limited Partnership, a
   Delaware limited partnership ("American");

          WHEREAS, Cordis derives its interest in the Leased Premises pursuant to that certain lease agreement (the "Prime Lease") dated March 1, 1979 and amended June 25, 1980, a copy of which is attached as Exhibit B, by and between Cordis and Olympia and York Florida Equity Corp. (predecessor in interest to American);

          WHEREAS, Cordis, Baxter Diagnostics and American entered into that certain agreement (the "Tri-Party
   Agreement") dated April 2, 1992 in order to comply with certain requirements of the Prime Lease;

          WHEREAS, Baxter Diagnostics was merged into Baxter Healthcare Corporation, a Delaware corporation
   ("Baxter"), its sole shareholder, on or about December 19, 1994;

          WHEREAS, pursuant to the merger of Baxter
   Diagnostics into Baxter, all of the rights and obligations of Baxter Diagnostics pursuant to the Lease and the Tri-
   Party Agreement were transferred to and assumed by Baxter;

          WHEREAS, subsequent to the merger of Baxter
   Diagnostics into, Baxter assigned to Dade all of its rights, benefits, privileges, duties, liabilities and obligations under and pursuant to the Lease and the Tri-Party Agreement, and Dade acquired all of Baxter's rights, benefits, and privileges, and assumed all of Assignor's duties, liabilities and obligations under the Lease and the Tri-Party Agreement;

          WHEREAS, Baxter is and will remain jointly and severally liable with Dade for all obligations under the Lease and Tri-Party Agreement;

          WHEREAS, Baxter has consented to the transactions contemplated by this Agreement, provided that such consent shall not make Baxter responsible for Dade's obligations hereunder (except to the extent that Baxter is a guarantor of Dade's obligation to pay the Cancellation Fee (as hereinafter defined));

          WHEREAS, Cordis and Dade have reached an agreement regarding the cancellation of the Lease as hereinafter set forth; and

          WHEREAS, the parties expressly have agreed that the payment of the Cancellation Fee (as herein defined) is a payment to cancel the contractual obligations under the Lease and not rent or otherwise to be considered a payment for the use or occupancy of the Leased Premises.

          NOW, THEREFORE, for good and valuable
   consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Dade hereby agree as follows:

          Section 1.     Recitals.  The parties hereto
   acknowledge and agree that the foregoing recitals are true and correct and are hereby incorporated into this Agreement.

          Section 2.     Closing and Cancellation of Lease.

          2.1 Cancellation of Lease. Subject to the terms and conditions hereof, including those set forth in
   Section 7, payment of the Cancellation Fee and delivery of the items specified in Section 2.3 and Section 2.4, Cordis and Dade agree that the Lease and Tri-Party Agreement shall be cancelled on the Closing Date (as hereinafter defined) and, except as otherwise provided in this Agreement, the parties will have no further rights or obligations thereunder.

          2.2 Time and Place. Unless extended pursuant to the provisions of this Agreement, consummation of the transactions relating to cancellation of the Lease and Tri-Party Agreement (the "Closing") will take place at 10:00 A.M. on October 31, 1995 (the "Closing Date"), at the office of White & Case, 200 S. Biscayne Boulevard, Miami, Florida 33131-2352 or such other place as the parties shall mutually agree. The Lease and Tri-Party Agreement shall remain in full force and effect until the Closing occurs and, in the event the Closing does not occur, shall only terminate in accordance with the terms and conditions of the Lease and Tri-Party Agreement.

          2.3  Closing Expenses.

               2.3.1     At Closing, Dade will pay the cost
   of recording any instruments required to be recorded.

               2.3.2     Each party will pay any fees due
   to its attorneys or other consultants.

          2.4  Delivery of Documents and Payment of
   Cancellation Fee by Dade. At the Closing, in addition to any other documents specifically required to be delivered or acts required to be done pursuant to this Agreement, Dade will deliver, or cause to be delivered, to Cordis the following (all of which shall be in form reasonably acceptable to Cordis):

               2.4.1     a payment in an amount equal to
   the sum of (i) $5,450,000, (ii) $6,000 multiplied by the number of days, if any, after June 15, 1995 and prior to the date on which this Agreement is executed by Dade and delivered to Cordis, (iii) any amounts described in Section 4.2.2(ii) (collectively the "Cancellation Fee"). The Cancellation Fee shall be paid on the Closing Date by wire transfer to an account specified by Cordis;

               2.4.2     a quit claim deed in recordable
   form conveying any interest of Dade in the Leased Premises to Cordis;

               2.4.3     a memorandum of termination of the
   Lease in recordable form;

               2.4.4     originals or copies of the
   maintenance records set forth on Exhibit C and such other maintenance records relating to the Leased Premises during the term of the Lease as Cordis reasonably requests at least 5 days prior to the Closing Date; and

               2.4.5     an absolute bill of sale with
   respect to all personalty and fixtures then on or at the Leased Premises.

          2.5  Prorations.  Except as otherwise
   specifically set forth in this Agreement, all costs and expenses of, and impounds, prepayments or deposits affecting or related to, the Leased Premises and all rent due under the Lease, will be paid by Dade through September 30, 1995 with all such amounts paid on or before the Closing Date to the extent reasonably possible.
   Termination of the Lease in accordance with this Agreement shall not relieve Dade of responsibility for payment of all or any of the foregoing amounts which are accrued but unpaid as of the Closing Date; provided, however, that ad valorem property taxes for 1995 shall, to the extent payment of such taxes is an obligation of Dade, be satisfied by payment of the Cancellation Fee and Dade shall have no separate obligation for such 1995 ad valorem property taxes.

          Section 3.     Cooperation.  Dade will
   immediately allow Cordis to begin marketing the Leased Premises to any potential replacement user(s) of the Leased Premises and will cooperate with Cordis in connection with such marketing efforts prior to the Closing Date including
   (i) making the Leased Premises available to Cordis or its agents during normal business hours or outside of normal business hours with at least 24 hours notice for all showings, investigations, examinations and inspections of the Leased Premises by any person; (ii) the proper and orderly maintenance and cleaning of the Leased Premises; and (iii) the maintenance of relationships with all subcontractors, suppliers and other contract vendees that are reasonably necessary for the orderly operation of the Leased Premises by Dade.

          Section 4.     Inspection Period and Repairs.

          4.1 Inspection Period. Cordis will have the right with reasonable advance notice, from and after the date of this Agreement through 5:00 P.M. on the 45th day after the Agreement Date (the "Inspection Period"), to inspect the physical and other conditions of or with respect to the Leased Premises, including the right to make such engineering, analyses and other investigations (excluding soil tests) as Cordis deems reasonably necessary and appropriate, to review, and to make and retain copies of, all of the permits, plans and specifications, maintenance records and other documents, if any, relating to the operation or maintenance of the Leased Premises during the term of the Lease and in the possession or control of Dade, including but not limited to those items set forth on Exhibit C, and to investigate and/or review any other facts, circumstances or matters which Cordis deems relevant to its proposed termination of the Lease. Dade agrees to cooperate with Cordis in making available to Cordis the permits, plans and specifications, maintenance records and other documents, if any, relating to the operation or maintenance of the Leased Premises during the term of the Lease which Cordis reasonably requests or which are reasonably necessary in order to satisfy any of Cordis' requests. During the Inspection Period, Cordis and Dade shall prepare a schedule of any items to be removed from the Leased Premises upon termination of the Lease and any items which must be repaired or refurbished by Dade prior to the Closing Date. Such schedule shall include the estimated cost of all such repairs or refurbishments and Dade shall be deemed to be on notice of all such items and costs as though they were discovered by Cordis and Dade was notified of same pursuant to Section 4.2.1 and Section 4.2.2.

          4.2  Repairs by Dade.

               4.2.1     Cordis will have the right, which
   may be exercised by delivering written notice to Dade at any time during the Inspection Period, to notify Dade of any objections to the condition of the Leased Premises discovered by Cordis during the Inspection Period (including, without limitation, any defect or other deficiency in the physical condition of the improvements, fixtures or the personalty or any objection to the status or standing of any contract or permit). Such notice shall specify Cordis' estimate of the cost of correcting such defect or deficiency. Notwithstanding the foregoing, Dade's obligation under this Section 4.2 shall not include ordinary wear and tear to any part of the Leased Premises (including, without limitation, the parking lot and other road surfaces) or the personal property or fixtures located at the Leased Premises from the date of the Lease to the Closing Date.

               4.2.2     Upon receipt of a notice pursuant
   to Section 4.2.1, Dade shall have a period of time not to exceed 45 days after the date of such notice within which to cure any objection or defect identified therein or, if such objection or defect is not capable of being cured within such 45 day period, Dade shall commence such cure within such 45 day period and thereafter continually and diligently pursue completion of such cure. If Dade fails or is unable to cure or remove the objection or defect, Cordis may, at Cordis' sole option, either (i) accept the Leased Premises in its then existing condition or (ii) increase the Termination Fee by the estimate of the cost of correcting such defect or deficiency and such increase in the Cancellation Fee shall be non-refundable and shall constitute final and absolute settlement of all claims by Cordis for repairs to the Leased Premises; provided, however, that if the aggregate increase in the Cancellation Fee required under this Section 4.2.2 (ii) exceeds $250,000, the estimated amount shall be deposited with an escrow agent acceptable to Cordis and Dade and such amount shall thereafter be disbursed to fund the costs of correcting such defects or deficiencies. In the event the actual costs are less than the amount deposited with the escrow agent, such excess shall be refunded to Dade. In the event the actual costs exceed the amount deposited with the escrow agent, Dade shall fund all such excess costs upon submission of invoices, etc. to Dade.

          Section 5.     Representations and Warranties.

          5.1 Representations, Warranties and Covenants of Dade. Dade hereby warrants, covenants and represents the following to Cordis with full knowledge that Cordis is acting in reliance upon same in executing the Agreement and commencing performance hereunder:

               5.1.1  Lease.  The Lease is in full force
   and effect, and there exists no event of default or event or act (including, without limitation, the execution, delivery or performance of this Agreement) which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default thereunder. Except for Cordis's consent under the Lease and the consent of American under the Prime Lease, no consent of any person is required in order for all the rights and privileges of Baxter under the Lease and the Tri-Party Agreement to be fully assigned to Dade, for all of the duties and obligations under the Lease and Tri-Party Agreement to be assumed by Dade and guaranteed by Baxter and for the Lease and the Tri-Party Agreement to be as valid and enforceable by and against Dade on and after the assignment thereof as it is by and against Baxter immediately prior to such time. Dade has not violated any of the terms and conditions of the Lease or the Tri-Party Agreement and, to the best of its knowledge, all of the covenants to be performed by every other party thereto as of the date hereof have been fully performed in all material respects.

               5.1.2     Dade is a corporation duly
   organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform this Agreement.

               5.1.3     The execution and delivery of this
   Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Dade. This Agreement has been duly executed and delivered by authorized representatives of Dade and this Agreement and all exhibits and documents executed and delivered by it in connection with the consummation of the transactions contemplated hereby constitute valid and legally binding and enforceable obligations of Dade. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by Dade of this Agreement.

               5.1.4     Neither the execution and delivery
   of this Agreement by Dade nor compliance by Dade with any of the provisions hereof will (i) violate or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon the Leased Premises or any of the personal property or fixtures which will remain at the Lease Premises under any of the terms, conditions or provisions of its articles of incorporation, by-laws, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which it is a party, or by which it or any of its properties or assets may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Dade.

               5.1.5     Except as disclosed on Exhibit D,
   since December 19, 1994 Dade has not received, from any governmental authority having jurisdiction over the Leased Premises, any official notice of violation on or by Leased Premises of any applicable laws, ordinances, orders, rules and regulations of any federal, state or local authority or governmental or quasi-governmental agency having jurisdiction over the Leased Premises, except such notices or violations which have heretofore have been corrected, waived or rescinded.

               5.1.6     Except as disclosed on Exhibit E,
   since December 19, 1994 Dade has not received written notice from any court, municipal department, commission, board, bureau, agency or other body having authority over the Leased Premises of any actions, suits, proceedings (including condemnation proceedings) thereof or therein affecting the Leased Premises or any portion thereof.

               5.1.7     Except as disclosed on Exhibit F,
   since December 19, 1994 there are no management, service company, equipment, supply, maintenance or other similar agreements with respect to the Leased Premises which may create a lien on the Leased Premises or impose any obligation on Cordis subsequent to the Closing Date.

               5.1.8     Dade is not a foreign person as
   defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, and will, upon request, furnish Cordis an appropriate affidavit to such effect.

               5.1.9     Since December 19, 1994 there has
   been no breach or violation of any of the Lessee's representations, warranties or covenants set forth in the Lease.

          5.2 Representations, Warranties and Covenants of Cordis. Cordis hereby warrants, covenants and represents the following to Baxter and Dade with full knowledge that they are acting in reliance upon same in executing this Agreement and commencing performance hereunder:

               5.2.1  Lease.  The Lease is in full force
   and effect, and there exists no event of default or event or act (including, without limitation, the execution, delivery or performance of this Agreement) which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default thereunder. Except for Cordis's consent under the Lease and the consent of American under the Prime Lease, no consent of any person is required in order for all the rights and privileges of Baxter under the Lease and the Tri-Party Agreement to be fully assigned to Dade, for all of the duties and obligations under the Lease and Tri-Party Agreement to be assumed by Dade and guaranteed by Baxter and for the Lease and the Tri-Party Agreement to be as valid and enforceable by and against Dade on and after the assignment thereof as it is by and against Baxter immediately prior to such time. Cordis has not violated any of the terms and conditions of the Lease or the Tri-Party Agreement and, to the best of its knowledge, all of the covenants to be performed by every other party thereto as of the date hereof have been fully performed in all material respects.

               5.2.2     Cordis is a corporation duly
   organized, validly existing and in good standing under the laws of Florida and has all requisite power and authority to enter into and perform this Agreement.

               5.2.3     The execution and delivery of this
   Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Cordis. This Agreement has been duly executed and delivered by authorized representatives of Cordis and this Agreement and all exhibits and documents executed and delivery by Cordis in connection with the consummation of the transactions contemplated hereby constitute valid and legally binding and enforceable obligations of Cordis. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by Cordis of this Agreement.

               5.2.4     Neither the execution and delivery
   of this Agreement by Cordis nor the consummation of the transactions contemplated hereby nor compliance by Cordis with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the properties or assets of Cordis under any of the terms, conditions or provisions of the articles of incorporation or by-laws of Cordis, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Cordis is a party, or by which it or any of its properties or assets may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cordis.

          Section 6.     Covenants of Dade.

          6.1 Compliance. Prior to the Closing, Dade will continue to comply with and abide by all of the covenants, conditions and requirements set forth or imposed by, related to or arising out of all statutes, laws, ordinances, rules, regulations, plans, permits, agreements, contracts, authorizations or approvals related or applicable to any portions of the Leased Premises, performing all acts required to be performed fully and promptly. Neither Dade nor any person claiming by, through or under it, will apply for or seek to obtain any modification or amendment to, or release from, any statute, law, ordinance, rule, regulation, plan, permit, contract, approval or authorization applicable to the Leased Premises, and the use and development thereof, by Cordis or any person claiming by, through or under Cordis, unless Dade first obtains the specific prior written consent of Cordis.

          6.2 Notices of Violations. In the event that Dade receives any notice from Dade County, Florida or any other governmental or quasi-governmental authority having jurisdiction over the Leased Premises, of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation or agreement governing the planning, development, construction, occupancy, use or maintenance of any portion of the Leased Premises, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Dade promptly will deliver a copy of such notice to Cordis; and Cordis will have the option (but will not be required) either to (i) participate with Dade in responding to such notice, or (ii) seek independently to intervene in any proceeding of which notice has been given for the purpose of protecting Cordis' interests in and with respect to the Leased Premises.

          6.3  Maintenance of the Property.  Dade will
   maintain the Leased Premises diligently and in good faith and will use its best efforts to preserve the improvements in the same state of condition and repair. Dade will not perform or allow the performance of any additional construction on the Leased Premises (except to restore the Leased Premises to such condition as is required under the Lease and hereunder or in the event of an emergency, notice of which will be promptly given to Cordis), or enter into any new contracts or other agreements affecting or binding upon the Leased Premises, after the date of this Agreement without Cordis' express prior written consent.

          6.4 Status of Agreements. Dade will not make or permit any amendment or modification to any existing, or enter into any new, contract, lease, permit or other document affecting the Leased Premises, and will not do any act or omit to do any act that will cause a breach of any contract, lease or permit, without Cordis' express prior written consent. Dade will cancel or otherwise cause to be terminated at its sole cost and expense on or before the Closing Date all of the agreements, etc. listed on Exhibit E.

          6.5 Condition of Personalty and Fixtures. Dade will maintain the personalty which is to remain at the Leased Premises and all fixtures at the Leased Premises in the same condition, repair and working order as such personalty and fixtures exists on the later of the date of the Lease or their delivery to or installation at the Leased Premises, subject only to ordinary wear and tear.

          Section 7.     Conditions to Obligations of
                            Cordis.

          The obligations of Cordis to be performed by it at Closing pursuant to this Agreement (and cancellation of the Lease) are subject to the fulfillment as of the Closing
   Date of each of the following conditions:

          7.1  Correctness of Representations and
   Warranties. Each of the representations and warranties of Dade set forth herein shall have been true and complete in all material respects when made and on the Closing Date as if made at and as of that time.

          7.2 Compliance with Agreement. Dade shall have performed and complied in all respects with all agreements, undertakings and obligations which are required to be performed or complied with by Dade at or prior to the Closing, including the Lease and Tri-Party Agreement.

          7.3 Vacating Leased Premises. Dade shall have vacated the Leased Premises prior to the Closing Date and left the Leased Premises in a clean, usable and undamaged condition, ordinary wear and tear excepted. Cordis shall have an additional period of 3 days prior to the Closing Date to inspect the Leased Premises in order to determine if Dade has complied with its obligations under this
   Section 7.3.

          7.4  Agreement of Baxter.  Baxter shall have
   executed and delivered to Cordis the joinder and guaranty attached to this Agreement and an assignment and assumption of the Lease in a form acceptable to Cordis.

          7.5  Failure of Condition(s).  If any
   condition(s) precedent set forth in this Section 7 are not satisfied as of the Closing Date, Cordis may either (i) waive satisfaction of such condition(s) and proceed to Closing or (ii) terminate this Agreement by written notice to Baxter and Dade, in which event the Lease shall remain in full force and effect, Dade shall immediately pay the full rent due under the Lease for the month of October, 1995, this Agreement will be null and void and the parties will have no further rights or obligations hereunder.

          Section 8.     Brokers.  Each party represents
   and warrants to the other that it has not consulted, dealt or negotiated with any real estate broker, finder, salesman or agent to whom a commission or other compensation is or could be due in connection with the termination of the Lease. Each party hereby agrees to indemnify and hold harmless the other from any losses, damages, costs, liabilities or expenses, including reasonable costs and attorneys fees incurred in trial, appellate or post judgment proceedings, related to or arising out of any breach of the representations, warranties and agreements set forth in this Section 8.

          Section 9.     Survival of Representations,
                            Warranties and Agreements;
                            Indemnification.

          9.1  Survival.  The continued validity and
   performance in all respects of all representations, warranties, covenants and agreements set forth in this Agreement are a condition precedent to the performance of Cordis' obligations hereunder. All representations, warranties and covenants set forth in this Agreement, the Tri-Party Agreement and the Lease are continuing and will be true and correct on and as of the Closing Date with the same force and effect as if made at that time. The effect of the representations, warranties and covenants of Baxter and Dade set forth in this Agreement will not be affected by any investigation, verification or approval by Cordis, or by anyone on behalf of Cordis, or by the delivery of the Cancellation Fee. Anything to the contrary notwithstanding, the representations, warranties, covenants and agreements set forth in this Agreement and the representations and warranties set forth in the Lease shall survive closing of the transactions which are the subject of this Agreement until December 31, 1996.

          9.2  Indemnity of Dade.  Cordis will defend,
   indemnify and hold Dade harmless from all damages accruing from or resulting by reason of the inaccuracy of any representation or warranty or the breach or nonperformance of any covenant or agreement made by Cordis in this Agreement.

          9.3  Indemnity of Cordis.  Dade will defend,
   indemnify and hold harmless Cordis from and against all damages accruing from or resulting by reason of (i) all claims of mechanics' and materialmen based upon work performed to or upon the Leased Premises from the date of the Lease to the Closing Date or otherwise incurred by or on behalf of Dade, except as set forth in Exhibit G, (ii) claims of whatever nature (including, without limitation claims, for personal injury, wrongful death or property damage) against Cordis or the Leased Premises based upon causes of action or occurrences arising after the date of the Lease and prior to the Closing Date, (iii) the inaccuracy of any representation or warranty or the breach or nonperformance of any covenant or agreement made by Dade in this Agreement or (iv) the inaccuracy of any representation or warranty in the Lease.

          9.4 Scope of Indemnification. The indemnities set forth in this Section 9 include all costs and expenses, including, without limitation, reasonable attorneys' and paralegals' fees, incurred in trial, appellate and post judgment proceedings, whether by judgment, settlement or otherwise.

          Section 10.  Leasing of the Leased Premises
   Subsequent to Closing Date. In the event Cordis leases all or part of the Leased Premises to a new tenant after the Closing Date and before January 1, 1997, Cordis shall pay Dade an amount equal to 15 percent of all rent collected by Cordis during such period as such rent is received by Cordis. Dade shall have no right to any rents received by Cordis after December 31, 1996. Any costs, expenses or taxes relating to the Leased Premises which are paid by tenants or otherwise passed through to tenants shall not constitute rent for purposes of this Section 10. Baxter shall have no rights whatsoever under this Section 10.

          Section 11.  Miscellaneous.

               11.1  Severability.  Any provision of this
   Assignment and Assumption of Lease and Consent to Assignment which is prohibited or unenforceable will be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof.

               11.2  Successors and Assigns.  This
   Assignment and Assumption of Lease and Consent to Assignment will enure to the benefit of and be binding upon, and is intended solely for the benefit of, the parties hereto, and their respective successors and assigns; and no third party will have any rights, privileges or other beneficial interest herein or hereunder.

               11.3  Governing Law.  This Assignment and
   Assumption of Lease and Consent to Assignment is governed by and will be construed in accordance with the laws of the State of Florida, and in the event of any litigation concerning the terms of this Assignment and Assumption of Lease and Consent to Assignment, proper venue thereof will be in Dade County, Florida.

               11.4  Counterparts.  This Agreement may be
   executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same instrument.

          IN WITNESS WHEREOF, Cordis and Dade have caused this Agreement to be executed on the date first above written.

   WITNESSES:                 CORDIS CORPORATION, a Florida
                              corporation


   ________________________
                              By:__________________________
                              Print Name:__________________
   ________________________   Title:_______________________


   WITNESSES:
                              DADE INTERNATIONAL, INC., a
                              Delaware corporation


   ________________________
                              By: _________________________
                              Print Name:__________________
   ________________________   Title:_______________________



                            JOINDER



          BAXTER HEALTHCARE CORPORATION hereby joins in this Agreement solely for purposes of consenting to the transactions contemplated hereby and acknowledging that this Agreement shall not limit Baxter's obligations under the Lease or Tri-Party Agreement nor, except for Baxter's Guaranty of Dade's obligation to pay the Cancellation Fee, create any further duties or obligations for Baxter.

   WITNESSES:
                              BAXTER HEALTHCARE CORPORATION,
                              a Delaware corporation


   ________________________        By: _________________________
                                   Print Name:__________________
   ________________________        Title:_______________________
                                   Date:________________________



                           Baxter Guaranty

          1. Upon execution of this Guaranty, Baxter does hereby absolutely and unconditionally guaranty (the "Guaranty") to Cordis, its successors and assigns, and to any mortgagee holding a mortgage upon the interest of Cordis in the Leased Premises, the due and punctual payment by Dade of the Cancellation Fee (the "Obligation"). Upon satisfaction of the Obligation, Baxter shall have no further obligation whatsoever under this Guaranty or to pay rent, taxes or operating expenses relating to the Leased Premises pursuant to the Lease. The obligations of Baxter pursuant to paragraph 22G of the Lease shall specifically survive the Closing without limitation and all causes of action for any breach of any other agreement, covenant, obligation or duty of Baxter under the Lease through the Closing Date shall survive until December 31, 1996.

          2. Baxter waives (i) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults of Dade in the performance or observance of the Obligation, (ii) any presentment, demand, protest or notice of any kind, (iii) all subrogation and contribution rights against Dade, (iv) diligence, (v) all risks of setoff or counterclaim, and (vi) the breach of any statute of limitations.

          3. Cordis may, at any time and from time to time, without the consent of or notice to Baxter, without incurring responsibility to Baxter and without impairing or releasing any of Cordis' rights, or any of the Obligations of Baxter hereunder: (i) change the manner, place or terms of performance of the Agreement (as hereinafter defined); (ii) sell, exchange, release or otherwise deal with all or any part of the Leased Premises; (iii) release anyone liable in any manner for performance under the Agreement; and (iv) exercise or refrain from exercising any rights against Dade and others, including Baxter.

          4. The Guaranty shall be absolute and continuing, and Cordis shall not be required to take any proceedings against Dade, or give any notice to Baxter before Cordis has the right to demand payment by Baxter upon default by Dade. The Guaranty and the liability of Baxter hereunder shall in no way be impaired or affected by any assignment which may be made of the Lease or any subletting thereunder, or by any extension of the payment of any rental or any other sum provided to be paid by Dade, or by any forbearance or delay in enforcing any of the terms, conditions, covenants or provisions of the Agreement or any amendment, modification of revision of the Agreement, or by the invalidity of the Agreement.

          5. No action or proceeding brought or instituted under this Guaranty against Baxter, and no recovery had in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults of Dade.

          6. The liability of Baxter under the Guaranty shall not be deemed to be waived, released, discharged, impaired or effected by reason of the release or discharge of Dade by any creditor, receivership, bankruptcy (or reorganization proceedings under the Bankruptcy Act) or other proceedings or the rejection or disaffirmance of the Agreement in any such proceedings.

          7. All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Baxter and its successors, administrators, and assigns, and shall inure to the benefit of Cordis, its successors and assigns, and to any future owner of the fee of the Leased Premises and to any mortgage on the fee interest of Cordis in the Leased Premises.

          8. All capitalized terms not specifically defined in this Guaranty shall have the meaning given such terms in that certain Agreement for Cancellation of Lease dated
   June ___, 1995 by and between Dade International, Inc., a Delaware corporation, and Cordis Corporation, a Florida corporation (the "Agreement").

   WITNESSES:
                                   BAXTER HEALTHCARE CORPORATION,
                                   a Delaware corporation


   ________________________        By: _________________________
                                   Print Name:__________________
   ________________________        Title:_______________________
                                   Date:________________________



                                                            EXHIBIT A




                                   LEASE
                                                            EXHIBIT B




                                PRIME LEASE
                                                            EXHIBIT C




                            MAINTENANCE RECORDS
                                                            EXHIBIT D




                            GOVERNMENTAL NOTICES

                                                            EXHIBIT E




                              LITIGATION NOTICES

                                                            EXHIBIT F




                             SERVICE AGREEMENTS

                                                           EXHIBIT G




                   MECHANIC'S OR MATERIALMAN'S CLAIMS